UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________

FORM 8-K
_______

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ  07301
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, our Board of Directors accepted the resignation of Richard S. Siber from the Board of Directors, effective May 1, 2013.

On April 30, 2013, our Board of Directors elected James L. Nelson to join the Board of Directors, effective May 1, 2013.

Mr. Nelson, age 63, has served as a director of Icahn Enterprises G.P., Inc. since June 2001. Since April 2008, Mr. Nelson served as a director and Chairman of the Audit Committee of Cequel Communications, an owner and operator of a large cable television system until November 2012. Since April 2010, Mr. Nelson has served as a director of Take-Two Interactive Software, Inc., a publisher, developer, and distributor of video games and video game peripherals. Since June 2011, Mr. Nelson has served a director of Voltari Inc. (formerly Motricity, Inc.), a mobile data solutions provider, and he has served as its Chairman of the Board since January 2012. Since December 2003, Mr. Nelson has served as a director of American Entertainment Properties Corp. From May 2005 until November 15, 2007, Mr. Nelson served as a director of Atlantic Coast Entertainment Holdings LLC. From 1986 until 2009, Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc. From August 1995 until July 1999, Mr. Nelson was Chairman and Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial service company in the fund management sector. From August 1995 until March 2001, he was a director of Orbitex Financial Services Group. From April 2003 until April 2010, Mr. Nelson served as a director and Chairman of the Audit Committee of Viskase Companies, Inc. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc. From March 2008 until February 2010, Mr. Nelson served as a director and on the Audit Committee of Pacific Energy Resources Ltd., an energy producer. Mr. Nelson brings to his service as a director his significant experience and leadership roles serving as Chief Executive Officer, Director and Chairman of the Audit Committee of various companies as discussed above, which led to the Board’s conclusion that Mr. Nelson is qualified to serve as a director of the Company.

Pursuant to our appointment letter agreement with him dated May 1, 2013 (the “Nelson Agreement”), we will pay Mr. Nelson an annual cash stipend of $20,000 (in quarterly increments).

We also indicated in the Nelson Agreement an intention to make annual grants to Mr. Nelson of 200,000 five-year stock options under our 2010 Stock Plan, which annual options would vest in full upon grant.  Such stock options would remain exercisable until the earlier of the scheduled expiration date or 18 months after the cessation of service, whichever is sooner.

As contemplated by the Nelson Agreement, we granted such 200,000 stock options to Mr. Nelson effective May 1, 2013.  The exercise price of the stock options is $0.705 per share.

Mr. Nelson’s Board committee assignments, if any, are not now known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 2, 2013

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President